SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

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AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – March 5, 2005

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WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

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Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

610-594-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

This report on Form 8-K/A amends the report dated March 5, 2005 and filed March 10, 2005. West Pharmaceutical Services, Inc. (the “Company”) is filing this report on Form 8-K/A in order to provide additional compensation and salary information for Donald E. Morel, Jr. and to correct information for the other named executive officers (as defined in Item 402(a)(3) of Regulation S-K, promulgated by the Securities Exchange Commission). The Compensation Committee (the “Committee”), in consultation with the full Board of Directors of the Company, took the following actions with respect to Dr. Morel’s compensation on April 11, 2005. The Committee took action on Mr. Hugill’s compensation on March 5, 2005. Included in this amendment is information disclosed under Item 1.01. No other changes are being made by this filing.

Item 1.01. Entry into a Material Definitive Agreement.

(a)	2004 Annual Bonus Awards

The following table shows the total 2004 bonus, including the number of bonus shares and incentive shares, for Herbert L. Hugill. The shares were valued at $25.57 per share, the fair market value of the Company’s common stock on the date of grant.

Name and Title	Cash Bonus ($)	Bonus Shares (#)	Incentive Shares (#)
Herbert L. Hugill President of the Americas, Pharmaceutical Systems Division	88,781	1,157	290

(b)	2004 Long-Term Incentive Program

Herbert L. Hugill received the following number of vested shares in respect of performance period I:

Name	Total PVRS Awarded for Performance Periods I-III (#)	PVRS Allocated to Performance Period I (2004) (#)	PVRS Vested (#)
Herbert L. Hugill	13,200	4,400	3,880

(c)	2005 Base Salary

The Committee approved an annual base salary of $247,000 (to be effective as of May 1, 2005) for Herbert L. Hugill.

The Committee approved an annual base salary of $625,000 (to be effective as of May 1, 2005) for Dr. Morel.

(d)	2005 Long-Term Incentive Awards

Herbert L. Hugill received 13,000 stock options and 3,365 PVRS in respect of the three-year performance period 2005-2007.

The Committee approved a grant of 95,183 stock options and 25,961 PVRS in respect of the three-year performance period 2005-2007 for Dr. Morel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC. /s/ John R. Gailey III
John R. Gailey III
Vice President and General Counsel

April 15, 2005